January 14, 2014 F I N A N C I A L R E S U L T S 4Q13

F I N A N C I A L R E S U L T S 4Q13 Financial highlights 1 See note 1 on slide 23 2 Assumes a tax rate of 38% for items that are tax deductible 3 See note 4 on slide 23 and the Basel I Tier 1 capital ratio on page 39 of the Firm’s 4Q13 earnings release financial supplement 4 Including the impact of Basel III interim final rules  4Q13 net income of $5.3B; EPS of $1.30; revenue of $24.1B1  Strong performance across our businesses  4Q13 results included the following significant items  Fortress balance sheet  Basel I Tier 1 common of $149B; ratio of 10.7%3  Estimated Basel III Tier 1 common of $151B; ratio of 9.5%4 Pretax Net income2 EPS2 Corporate – Gain on sale of Visa shares $1.3 $0.8 $0.21 Corporate – Gain on sale of One Chase Manhattan Plaza (1CMP) 0.5 0.3 0.08 Firmwide – Legal expense (0.8) (1.1) (0.27) Real Estate Portfolios & Card Services – Benefit from reduced loan loss reserves 1.3 0.8 0.20 Corporate & Investment Bank – DVA & FVA (2.0) (1.2) (0.32) $B, excluding EPS 1

F I N A N C I A L R E S U L T S 4Q13 Financial results1 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/(under) 3 See note 4 on slide 23 $mm, excluding EPS $ O/(U) 4Q13 3Q13 4Q12 Revenue (FTE)1 $24,112 $232 ($266) Credit costs 104 647 (552) Expense 15,552 (8,074) (495) Reported net income/(loss) $5,278 $5,658 ($414) Net income/(loss) applicable to common stockholders $4,938 $5,588 ($384) Reported EPS $1.30 $1.47 ($0.09) ROE2 10% (1)% 11% ROTCE2,3 14 (2) 15 2

$ O/(U) FY2013 FY2012 FY2012 Revenue (FTE)1 $99,798 $99,890 ($92) Credit costs 225 3,385 (3,160) Expense 70,467 64,729 5,738 Reported net income $17,923 $21,284 ($3,361) Net income applicable to common stock $16,593 $19,877 ($3,284) Reported EPS $4.35 $5.20 ($0.85) ROE2 9% 11% ROTCE2,3 11 15 F I N A N C I A L R E S U L T S Full year 2013 financial results1 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/under 3 See note 4 on slide 23 4 See note 2 on slide 23 $mm, excluding EPS 3 $B FY2013 FY2012 Adjusted expense4 $60.0 $60.1

FINANCIAL RESULTS

Fortress balance sheet and returns

$B, except where noted	4Q13	3Q13	4Q12
Basel I			
Tier 1 common capital[1,2]	$149	$145	$140
Risk-weighted assets[2]	1,391	1,374	1,270
Tier 1 common ratio[1,2]	10.7%	10.5%	11.0%
Basel III			
Tier 1 common capital[2]	$151	$146	—
Risk-weighted assets[2]	1,591	1,564	—
Tier 1 common ratio[2]	9.5%	9.3%	—
Firm supplementary leverage ratio ("SLR")[3]	4.7	4.7	—
Bank SLR[3]	4.7	4.3	—
Total assets (EOP)	$2,416	$2,463	$2,359
Return on equity	10%	(1)%	11%
Return on tangible common equity[4]	14	(2)	15
Return on assets	0.87	(0.06)	0.98
Return on Basel I Risk-weighted assets[5]	1.51	(0.11)	1.76
Tangible book value per share[6]	$40.81	$39.51	$38.75

4Q13 Standardized B3T1C of 9.4%

- HQLA[7] of $522B
- Available resources[8] represent ~19% of Basel III RWA
- Compliant with Firm LCR, including the impact of the proposed new rules

- Repurchased $0.3B of common equity in 4Q13
- Firmwide total credit reserves of $17.0B; loan loss coverage ratio of 1.80%[9]

Note: Estimated for 4Q13
[1] See note 4 on slide 23 and the Basel I Tier 1 capital and Tier 1 capital ratio on page 39 of the Firm's 4Q13 earnings release financial supplement
[2] Basel I reflects the impact of final Basel 2.5 rules effective 1Q13, which resulted in additional capital requirements for trading positions and securitizations; Basel III estimate includes the impact of Basel III interim final rules
[3] Represents U.S. NPR; does not reflect the final supplementary leverage framework issued by the Basel Committee on January 12, 2014
[4] See note 4 on slide 23
[5] Return on Basel I RWA, excluding FVA (effective 4Q13) and DVA, a non-GAAP financial measure, was 1.9%, (0.04)%, and 1.9% for 4Q13, 3Q13 and 4Q12, respectively
[6] Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares
[7] High Quality Liquid Assets ("HQLA") is the estimated amount of assets the Firm believes will qualify for inclusion in the Liquidity Coverage Ratio ("LCR") based on the Firm's current understanding of the Basel III rules
[8] Available resources include Basel III Tier 1 common equity, preferred and trust preferred securities, as well as holding company unsecured long-term debt with remaining maturities greater than 1 year
[9] See note 3 on slide 23

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JPMORGAN CHASE & CO.

Basel Update

Basel III Supplementary Leverage Ratio (SLR)

- The Basel Committee released the final framework for SLR
- The Committee was responsive to industry comments and went a long way toward closing the gap between the U.S. NPR and the Basel proposal
- The use of NIMM[1] to calculate Derivatives Potential Future Exposure (versus CEM[1]) was deferred but we would expect further improvement for the Firm and Bank SLR when NIMM rules are finalized
- Anticipate ability to increase Derivatives Cash Collateral Netting over time

Evolution of the SLR Ratio Exposure Calculation[2]

Potential add-ons	U.S. NPR	Jan. 2014 Basel Framework vs. U.S. NPR	Estimated impact on JPM SLR (bps)
Derivatives PFE	✓	↔	
Derivatives Cash Collateral	✓	↑	
Unfunded Commitments	✓	↓	
Sold Credit Protection		↑	
Disallow FIN 41 Netting		↔	
Total Leverage Exposure	**~$3.4T**	**~$3.5T**	
HoldCo 4Q13 Basel III SLR	**4.7%**	**4.6%**	**(~10)**
Memo: Bank 4Q13 Basel III SLR	***4.7%***	***4.6%***	***(~10)***

✓ Addressed in July 2013 U.S. Rules

Under January 2014 Basel framework, the Firm expects to achieve 5%+/- for the Holding Company by year-end 2014, with Bank compliance to follow

Net Stable Funding Ratio (NSFR)

- Consultative document issued
- Aligns definitions to be more consistent with LCR
- NSFR provides a reasonable framework to evaluate the stability of bank funding at the 1 year point while the bank is a going concern and is a good complement to LCR
- We believe the Firm is currently compliant with NSFR based on our understanding of the rules

[1] NIMM stands for Non-Internal Models Method and CEM stands for Current Exposure Method
[2] Arrows represent impacts to JPM SLR exposure calculation

FINANCIAL RESULTS
5
JPMorgan Chase & Co.

Consumer & Community Banking[1]

$mm	4Q13	$ O/(U) 3Q13	4Q12
Net interest income	$7,050	($71)	($199)
Noninterest revenue	4,264	303	(849)
Revenue	$11,314	$232	($1,048)
Expense	7,321	454	(668)
Credit costs	72	339	(1,019)
Net income	$2,372	($330)	$383
Key drivers/statistics ($B)[2]			
EOP Equity	$46.0	$46.0	$43.0
ROE	20%	23%	18%
Overhead ratio	65	62	65
Average loans	$400.3	$405.0	$419.9
Average deposits	461.1	456.9	426.0
Client investment assets (EOP)	188.8	179.0	158.5
Number of branches	5,630	5,652	5,614
Active mobile customers (000's)	15,629	14,993	12,359

[1] See note 1 on slide 23
[2] Actual numbers for all periods, not over/under
[3] Based on FDIC 2013 Summary of Deposits survey per SNL Financial
[4] Per compete.com as of November 2013
[5] Based on Inside Mortgage Finance as of 3Q13
[6] Chase ranked #5 for customer satisfaction in originations on an overall basis
[7] Based on disclosures by peers and internal estimates as of 3Q13
[8] Based on Visa data as of 3Q13
[9] Based on Nilson Report ranking of largest merchant acquirers for 2012
[10] Per Autocount data for November 2013 YTD

Leadership positions

Consumer & Business Banking

- #1 in deposit growth for the second year in a row, with growth rate more than twice the industry average[3]
- #1 in customer satisfaction among the largest banks for the second year in a row by ACSI
- #1 in small business banking customer satisfaction in three of the four regions (West, Midwest and South) by J.D. Power
- #1 most visited banking portal in the U.S.[4]
- $189B client investment assets; 2,149 Chase Private Client ("CPC") locations and ~216K CPC clients

Mortgage Banking

- #2 mortgage originator[5]
- #3 retail mortgage originator[5]
- #2 mortgage servicer[5]
- #1 in customer satisfaction among the largest banks for originations by J.D. Power[6]

Card, Merchant Services & Auto

- #1 credit card issuer in the U.S. based on loans outstanding[7]
- #1 global Visa issuer based on consumer and business credit card sales volume[8]
- #1 U.S. co-brand credit card issuer[7]
- #2 wholly-owned merchant acquirer[9]
- #3 non-captive auto lender[10]

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

F I N A N C I A L R E S U L T S Consumer & Community Banking Consumer & Business Banking 1 Actual numbers for all periods, not over/(under) 2 Includes checking accounts and Chase LiquidSM cards  Net income of $780mm, up 7% YoY and 2% QoQ  Net revenue of $4.4B, up 4% YoY and flat QoQ  Expense up 3% YoY, but down 1% QoQ  Average total deposits of $446B, up 10% YoY and 2% QoQ  Deposit margin of 2.29%, down 15 bps YoY and 3 bps QoQ  Accounts2 up 5% YoY reflecting strong customer retention  Business Banking loan originations down 15% YoY and flat QoQ  Average Business Banking loans up 1% YoY and flat QoQ  Client investment assets up 19% YoY and 6% QoQ Financial performance Key drivers $ O/(U) 4Q13 3Q13 4Q12 Net interest income $2,696 $12 $81 Noninterest revenue 1,720 (26) 71 Revenue $4,416 ($14) $152 Expense 3,029 (21) 82 Credit costs 108 4 (2) Net income $780 $18 $49 Key drivers/statistics ($B)1 EOP Equity $11.0 $11.0 $9.0 ROE 28% 27% 32% Average total deposits $446.0 $438.1 $404.1 Deposit margin 2.29% 2.32% 2.44% Accounts2 (mm) 29.4 29.3 28.1 Business Ba king loan originations $1.3 $1.3 $1.5 Business Ba king loan balances (Avg) 18.6 18.6 18.5 Investment sales 8.2 8.2 7.0 Client investm t assets (EOP) 188.8 179.0 158.5 7 $mm

Consumer & Community Banking

Mortgage Banking

$mm

	4Q13	$ O/(U) 3Q13	$ O/(U) 4Q12
Mortgage Production			
Production-related revenue, excl. repurchase losses	$494	($90)	($1,118)
Production expense[1]	989	320	113
Income, excl. repurchase losses	($495)	($410)	($1,231)
Repurchase (losses)/benefit	221	46	168
Income/(loss) before income tax expense/(benefit)	($274)	($364)	($1,063)
Mortgage Servicing			
Net servicing-related revenue	$689	$57	$71
Default servicing expense	474	(149)	(819)
Core servicing expense	189	(46)	(91)
Servicing expense	$663	($195)	($910)
Income/(loss), excl. MSR risk management	26	252	981
MSR risk management	(24)	156	(66)
Income/(loss) before income tax expense/(benefit)	$2	$408	$915
Real Estate Portfolios			
Revenue	$850	$41	($115)
Expense	411	36	(25)
Net charge-offs[2]	167	(37)	(250)
Change in allowance[2]	(950)	300	(250)
Credit costs	($783)	$263	($500)
Income before income tax expense	$1,222	($258)	$410
Mortgage Banking net income	$562	($143)	$144

Key drivers/statistics ($B)[3]

	4Q13	3Q13	4Q12
EOP Equity	$19.5	$19.5	$17.5
ROE	11%	14%	10%
Mortgage originations[4]	$23.3	$40.5	$51.2
EOP third-party mortgage loans serviced	815.5	831.1	859.4
EOP NCI owned portfolio[5]	115.0	115.7	117.6
ALL/EOP loans[5,6]	2.23%	2.39%	4.14%
Net charge-off rate[2,5,6]	0.57	0.70	1.40

[1] Includes the provision for credit losses associated with Mortgage Production
[2] Excludes purchased credit-impaired (PCI) write-offs of $53mm for 4Q13. See note 3 on slide 23
[3] Actual numbers for all periods, not over/under
[4] Firmwide mortgage origination volume was $25.1B, $44.2B and $53.7B for 4Q13, 3Q13 and 4Q12, respectively
[5] Real Estate Portfolios only
[6] Excludes the impact of PCI loans acquired as part of the WaMu transaction. The allowance for loan losses was $4.2B, $5.0B and $5.7B for these loans at the end of 4Q13, 3Q13 and 4Q12, respectively
[7] For reconciliation of pro forma results to reported results, see note 8 on slide 23
[8] Includes ~1,250 effective January 1, 2014

Pro forma results ($mm)[7]

	4Q13	$ O/(U) 3Q13	$ O/(U) 4Q12
Production expense	$585	($84)	($111)
Income, excl. repurchase losses	(91)	(6)	(1,007)
Repurchase (losses)/benefit	131	(44)	78
Production income before income tax expense	40	(50)	(929)
Servicing expense	573	(82)	(317)
Income/(loss) before income tax expense/(benefit)	$92	$295	$322

Financial performance

- Mortgage Production pretax loss of $274mm, down $1.1B YoY
  - Lower volumes and lower margins; mortgage originations of $23.3B, down 54% YoY and 42% QoQ
  - Higher expense, including $404mm of non-MBS related legal expense
  - Partially offset by repurchase benefit
- Mortgage Servicing pretax income of $2mm up $915mm YoY
  - Net servicing-related revenue of $689mm, up 11% YoY
  - Mortgage Servicing expense of $663mm
    - Includes ~$90mm of compensatory fee expense related to loans previously contemplated in the repurchase reserve
  - MSR risk management loss of $24mm, down $66mm YoY
- Real Estate Portfolios pretax income of $1.2B, up $410mm YoY
  - Total net revenue of $850mm, down 12% YoY
  - Credit cost benefit of $783mm
    - Net charge-offs of $167mm[2]
    - Reduction in allowance for loan losses of $950mm
      - Purchased credit-impaired – $750mm[2]
      - Non-credit impaired – $200mm
- Headcount reduction of ~11,000 in FY2013[8]

FINANCIAL RESULTS

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JPMORGAN CHASE & CO.

Consumer & Community Banking

Card, Merchant Services & Auto

$mm

	4Q13	$ O/(U) 3Q13	$ O/(U) 4Q12
Revenue	$4,668	$36	($140)
Expense	2,230	313	59
Net charge-offs	1,046	22	(204)
Change in allowance	(300)	51	(300)
Credit costs	$746	$73	($504)
Net income	$1,030	($205)	$190
EOP Equity[1]	$15.5	$15.5	$16.5
ROE[1]	26%	32%	20%
Card Services – Key drivers/statistics ($B)[1]			
Average loans	$124.1	$123.9	$124.7
Sales volume[2]	112.6	107.0	101.6
Net revenue rate	12.34%	12.22%	12.82%
Net charge-off rate[3]	2.85	2.86	3.50
30+ day delinquency rate[3]	1.67	1.68	2.10
# of accounts with sales activity (mm)[2]	32.3	30.0	30.6
% of accounts acquired online[2]	59%	53%	58%
Merchant Services – Key drivers/statistics ($B)[1]			
Merchant processing volume	$203.4	$185.9	$178.6
# of total transactions	9.6	8.9	8.2
Auto – Key drivers/statistics ($B)[1]			
Average loans	$51.8	$50.4	$49.3
Originations	6.4	6.4	5.5

[1] Actual numbers for all periods, not over/(under)
[2] Excludes Commercial Card
[3] See note 5 on slide 23

Financial performance

- Net income of $1.0B, up 23% YoY
  - Net income, excluding the reduction in the allowance for loan losses[3], flat YoY
- Revenue of $4.7B, down 3% YoY
- Credit costs of $746mm, down 40% YoY
- Expense of $2.2B, up 3% YoY

Key drivers

Card Services

- Average loans of $124.1B, flat YoY and QoQ
- Sales volume[2] of $112.6B, up 11% YoY and 5% QoQ
- Net charge-off rate[3] of 2.85%, down from 3.50% in the prior year and 2.86% in the prior quarter

Merchant Services

- Merchant processing volume of $203.4B, up 14% YoY and 9% QoQ
- Transaction volume of 9.6B, up 17% YoY and 8% QoQ

Auto

- Average loans up 5% YoY and 3% QoQ
- Originations up 16% YoY and flat QoQ

FINANCIAL RESULTS

9

JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	4Q13	$ O/(U) 3Q13	$ O/(U) 4Q12
Corporate & Investment Bank revenue	$6,020	($2,169)	($1,622)
Investment banking fees	1,671	161	(49)
Treasury Services	987	(66)	(72)
Lending[2]	373	22	(9)
Total Banking	**$3,031**	**$117**	**($130)**
Fixed Income Markets	3,199	(240)	22
Equity Markets	873	(376)	(22)
Securities Services	1,025	29	30
Credit Adjustments & Other[3]	(2,108)	(1,699)	(1,522)
Total Markets & Investor Services	**$2,989**	**($2,286)**	**($1,492)**
Credit costs	(19)	199	426
Expense	4,892	(107)	(104)
Net income	$858	($1,382)	($1,147)

Key drivers/statistics ($B)[4]

	4Q13	3Q13	4Q12
EOP equity	$56.5	$56.5	$47.5
ROE[5]	6%	16%	17%
Overhead ratio[6]	81	61	65
Comp/revenue[7]	36	28	29
EOP loans	$107.5	$108.0	$115.3
Average client deposits	421.6	386.0	366.5
Assets under custody ($T)	20.5	19.7	18.8
ALL/EOP loans ex-conduits and trade[8]	2.02%	2.01%	2.52%
Net charge-off/(recovery) rate	(0.04)	(0.02)	(0.79)
Average VaR ($mm)	$42	$45	$106

[1] See notes 1 and 7 on slide 23
[2] Lending revenue includes net interest income, fees, gains or losses on loan sale activity, gains or losses on securities received as part of a loan restructuring, and the risk management results related to the credit portfolio (excluding trade finance)
[3] Credit Adjustments & Other primarily includes net credit portfolio credit valuation adjustments ("CVA") and associated hedging activities; debit valuation adjustments ("DVA") on structured notes and derivative liabilities; funding valuation adjustments ("FVA") on OTC derivatives and structured notes; and nonperforming derivative receivable results
[4] Actual numbers for all periods, not over/under
[5] Calculated based on average equity; period-end equity and average equity are the same. Return on equity excluding both FVA (effective 4Q13) and DVA, a non-GAAP financial measure, was 15%, 17% and 20% for 4Q13, 3Q13 and 4Q12, respectively
[6] Overhead ratio excluding FVA (effective 4Q13) and DVA, a non-GAAP financial measure, was 61%, 58% and 61% for 4Q13, 3Q13 and 4Q12, respectively
[7] Compensation expense as a percentage of total net revenue excluding both FVA (effective 4Q13) and DVA, a non-GAAP financial measure, was 27%, 27% and 27% for 4Q13, 3Q13 and 4Q12, respectively
[8] ALL/EOP loans as reported was 1.15%, 1.09% and 1.19% for 4Q13, 3Q13 and 4Q12, respectively
[9] Pro forma results exclude FVA (effective 4Q13) and DVA

Pro forma results ($mm)[9]

	4Q13	$ O/(U) 3Q13	$ O/(U) 4Q12
Corporate & Investment Bank revenue	$8,016	($570)	($193)
Total Banking	3,031	117	(130)
Total Markets & Investor Services	4,985	(687)	(63)
Net income	$2,096	($391)	($261)
ROE[4]	15%	17%	20%
Overhead ratio[4]	61	58	61
Comp/revenue[4]	27	27	27

Financial performance

- Net income of $858mm on revenue of $6.0B; excl. FVA/DVA, net income of $2.1B on revenue of $8.0B
  - FVA loss of $1.5B; DVA loss of $536mm
  - ROE of 6%; 15% excl. FVA/DVA
- Banking revenue
  - IB fees of $1.7B, down 3% YoY, primarily driven by lower debt underwriting, partially offset by higher equity underwriting fees
    - Ranked #1 in Global IB fees for FY2013
  - Treasury Services revenue of $1.0B, down 7% YoY, primarily driven by lower trade finance revenue
  - Lending revenue of $373mm, primarily driven by NII on retained loans, fees on lending-related commitments, and gains on securities received from restructured loans
- Markets & Investor Services revenue
  - Markets revenue of $4.1B, flat YoY
  - Securities Services revenue of $1.0B, up 3% YoY, primarily driven by custody and fund services revenue on higher AUC and deposits
  - Credit Adjustments & Other loss of $2.1B, predominantly driven by FVA/DVA
- Expense of $4.9B, down 2% YoY, primarily driven by lower compensation
  - FY2013 Comp/revenue excl. FVA/DVA of 30%[7]

FINANCIAL RESULTS
10
JPMORGAN CHASE & CO.

F I N A N C I A L R E S U L T S Funding Valuation Adjustments (“FVA”)  The Firm implemented a Funding Valuation Adjustments (“FVA”) framework this quarter for its OTC derivatives and structured notes, reflecting an industry migration towards incorporating the cost or benefit of unsecured funding into valuations  For the first time this quarter, we were able to clearly observe the existence of funding costs in market clearing levels  As a result, the Firm recorded a $1.5B loss this quarter  FVA – which represents a spread over LIBOR – has the effect of “present valuing” market funding costs into the value of derivatives today, rather than accruing the cost over the life of the derivatives  Does not change the expected or actual cash flows  FVA is dependent on the size and duration of underlying exposures, as well as market funding rates  The adjustment this quarter is largely related to uncollateralized derivatives receivables, as  Collateralized derivatives already reflect the cost or benefit of collateral posted in valuations  Existing DVA for liabilities already reflects credit spreads, which are a significant component of funding spreads that drive FVA  Current quarter reflects a one-time adjustment to the current portfolio  The P&L volatility of the combined FVA/DVA going forward is expected to be lower than in the past  Refinements to the valuation approach will be made as appropriate, based on market evidence Note: For reference, per page 92 of the Firm’s 3Q13 10-Q, net derivative receivables were $54B (net of liquid securities and cash collateral) 11

Commercial Banking[1]

$mm	4Q13	$ O/(U) 3Q13	4Q12
Revenue	$1,847	$122	$102
Middle Market Banking[2]	744	(1)	(8)
Corporate Client Banking[2]	488	29	(4)
Commercial Term Lending	298	(13)	(14)
Real Estate Banking[3]	206	88	93
Other	111	19	35
Credit costs	$43	$84	$46
Expense	653	(8)	54
Net income	$693	$28	$1
Key drivers/statistics ($B)[4]			
EOP equity	$13.5	$13.5	$9.5
ROE	20%	20%	29%
Overhead ratio	35	38	34
Average loans[5]	$135.6	$131.6	$126.0
EOP loans[5]	137.1	135.2	128.2
Average client deposits	205.3	196.8	199.3
Allowance for loan losses	2.7	2.6	2.6
Nonaccrual loans	0.5	0.6	0.7
Net charge-off/(recovery) rate[6]	0.07%	0.05%	0.16%
ALL/loans[6]	1.97	1.99	2.06

[1] See notes 1 and 9 on slide 23
[2] Effective January 1, 2013, financial results for financial institution clients was transferred into Corporate Client Banking from Middle Market Banking
[3] 4Q13 included one-time proceeds of $98mm from a lending related workout
[4] Actual numbers for all periods, not over/(under)
[5] Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For 4Q13 and 3Q13, the impact on period-end loans was $1.6B and $1.6B, respectively, and the impact on average loans was $1.3B and $1.7B, respectively
[6] Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate

- Net income of $693mm, flat YoY and up 4% QoQ
- Revenue of $1.8B, up 6% YoY
  - Record gross IB revenue of $502mm, up 12% QoQ and 13% YoY
- Credit costs of $43mm
  - Net charge-off rate of 0.07%; 4th consecutive quarter of net recoveries or single digit NCO rate
  - Excluding recoveries, charge-off rate of 0.12%
- Expense of $653mm, up 9% YoY, reflecting higher product- and headcount-related[1] expense
- EOP loan balances up 7% YoY and 1% QoQ[5]
  - Middle Market loans up 3% YoY[5]
  - Commercial Term Lending loans up 12% YoY
  - Real Estate Banking loans up 29% YoY
- Average client deposits of $205.3B, up 3% YoY and 4% QoQ

FINANCIAL RESULTS
12
JPMORGAN CHASE & CO.

F I N A N C I A L R E S U L T S Asset Management1 1 See note 1 on slide 23 2 Actual numbers for all periods, not over/(under) 3 See note 10 on slide 23  Net income of $568mm, up 18% YoY  Record revenue of $3.2B, up 15% YoY  Record AUM of $1.6T, up 12% YoY  AUM net inflows for the quarter of $23B, driven by net inflows of $16B to long-term products and $7B to liquidity products  Record client assets of $2.3T, up 12% YoY and 4% QoQ  Expense of $2.2B, up 16% YoY  Record EOP loan balances of $95.4B, up 19% YoY and 5% QoQ  Strong investment performance  69% of mutual fund AUM ranked in the 1st or 2nd quartiles over 5 years $mm 4Q13 3Q13 4Q12 Revenue $3,179 $416 $426 Private Banking 1,603 115 162 Institutional 806 253 77 Retail 770 48 187 Credit costs $21 $21 $2 Expense 2,245 242 302 Net income $568 $92 $85 Key drivers/statistics ($B)2 EOP equity $9.0 $9.0 $7.0 ROE 25% 21% 27% Pretax margin3 29 28 29 Assets under management (AUM) $1,598 $1,540 $1,426 Client assets 2,343 2,246 2,095 Average loans 92.7 87.8 76.5 EOP loans 95.4 90.5 80.2 Average deposits 144.0 138.7 133.7 $ O/(U) 13

F I N A N C I A L R E S U L T S Private Equity  Private Equity net income of $13mm  Private Equity portfolio of $7.9B Treasury and CIO  Treasury and CIO net loss of $78mm, compared to a net loss of $193mm in 3Q13  Negative NII of $96mm, compared with average negative quarterly NII of ~$500mm in the first half of 2013, reflecting the benefit of higher interest rates and reinvestment opportunities  Expect Treasury and CIO NII to reach break-even during the second half of 2014 Other Corporate  Noninterest expense includes legal expense of $0.4B pretax and $0.8B after-tax  Noninterest revenue includes gain on sale of Visa shares of $1.3B pretax and gain on sale of 1CMP of $0.5B pretax 1 See note 1 on slide 23 2 Totals may not sum due to rounding $mm Corporate/Private Equity1 4Q13 3Q13 4Q12 Private Equity $13 ($229) ($37) Treasury and CIO (78) 115 79 Other Corpo te 852 7,364 222 Net income/( oss) $787 $7,250 $264 $ O/(U) Other Corporate net income ($B)2 Gain on sale of Visa shares $0.8 Gain on sale of 1CMP 0.3 Corporate legal expense (0.8) Tax and other 0.5 Total Other Corporate $0.9 14

F I N A N C I A L R E S U L T S  If delinquencies continue to trend down and macro- economic environment remains stable/improves, expect charge-offs to decline and further reserve releases  Mortgage Production pretax income  Expect 1Q14 pretax margin to be negative Outlook Consumer & Community Banking  Basel III Tier 1 common ratio target of 10-10.5%  Firm SLR target of 5.5%+/-  Bank SLR target of 6%+ Capital and leverage Corporate/Private Equity  Expect Treasury and CIO NII to reach break-even during the second half of 2014 Firmwide  Expect adjusted expense to be below $60B for 2014 15

Agenda Page F I N A N C I A L R E S U L T S 16 Appendix 16

A P P E N D I X  Firm and Core NIM up 2 bps and 4 bps, respectively, QoQ primarily due to:  Higher investment securities yields  Partially offset by higher secured financing costs Core net interest margin1  Investment securities yield up 21 bps QoQ primarily due to:  Slower mortgage prepayments  Reinvesting at higher yields  Reduced secured financing 1 See note 6 on slide 23 2 The core and market-based NII presented for FY2010 and FY2011 represent their quarterly averages (e.g. total for the year divided by 4); the yield for all periods represent the annualized yield 3.67% 3.29% 3.10% 3.00% 2.92% 2.85% 2.83% 2.60% 2.60% 2.64% 1.51% 1.41% 1.29% 1.07% 1.11% 1.17% 1.14% 1.05% 0.89% 0.86% 3.06% 2.74% 2.61% 2.47% 2.43% 2.40% 2.37% 2.20% 2.18% 2.20% FY2010 FY2011 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Core NII Market-based NII Core NIM Market-based NIM JPM NIM Net interest income trend Comments 2 2 Average balances Deposits with banks $48B $80B $111B $111B $127B $125B $157B $321B $329B $266B 17

A P P E N D I X Consumer credit – Delinquency trends1 Note: Prime mortgage excludes held-for-sale, Asset Management and government-insured loans 1 Excluding purchased credit-impaired loans Credit card delinquency trend ($mm) Prime mortgage delinquency trend ($mm) Home equity delinquency trend ($mm) Subprime mortgage delinquency trend ($mm) $500 $2,000 $3,500 $5,000 $6,500 $8,000 $9,500 $11,000 Mar-10 Aug-10 Jan-11 Jun-11 Nov-11 Apr-12 Sep-12 Feb-13 Jul-13 Dec-13 30+ day delinquencies 30-89 day delinquencies $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Mar-10 Aug-10 Jan-11 Jun-11 Nov-11 Apr-12 Sep-12 Feb-13 Jul-13 Dec-13 30 – 149 day delinquencies 150+ day delinquencies $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Mar-10 Aug-10 Jan-11 Jun-11 Nov-11 Apr-12 Sep-12 Feb-13 Jul-13 Dec-13 30 – 149 day delinquencies 150+ day delinquencies $0 $1,000 $2,000 $3,000 $4,000 Mar-10 Aug-10 Jan-11 Jun-11 Nov-11 Apr-12 Sep-12 Feb-13 Jul-13 Dec-13 30 – 149 day delinquencies 150+ day delinquencies 18

A P P E N D I X 2,075 1,372 1,214 1,157 1,076 954 899 876 808 696 595 520 448 288 204 167 4,512 3,721 3,133 2,671 2,226 1,810 1,499 1,390 1,386 1,254 1,116 1,097 1,082 1,014 892 891 $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Real Estate Portfolios Card Services Real Estate Portfolios and Card Services – Coverage ratios Real Estate Portfolios and Card Services credit data ($mm) 1 4Q12 adjusted net charge-offs and adjusted net charge-off rate reflect a full quarter of normalized Chapter 7 Bankruptcy discharge activity, which exclude one-time adjustments related to the adoption of Chapter 7 Bankruptcy discharge regulatory guidance 2 Net charge-offs annualized (NCOs are multiplied by 4) 3 See note 5 on slide 23 4 4Q10 adjusted net charge-offs exclude a one-time $632mm adjustment related to the timing of when the Firm recognizes charge-offs on delinquent loans 5 2Q12 adjusted net charge-offs for Card Services were $1,254mm or 4.03%; excluding the effect of a change in charge-off policy for troubled debt restructurings, 2Q12 reported net charge-offs were $1,345mm or 4.32% 6 3Q12 adjusted net charge-offs and adjusted net charge-off rate for Real Estate Portfolios exclude the effect of an incremental $825mm of net charge-offs based on regulatory guidance NCOs ($mm) 4 5 6 O/(U) Adjusted1 4Q13 3Q13 4Q12 4Q12 Real Estate Portfolios (NCI) Net charge-offs $167 $204 $520 ($353) NCO rate 0.57% 0.70% 1.74% (117)bps Allowance for loan losses $2,568 $2,768 $4,868 ($2,300) LLR/annualized NCOs2 384% 339% 234% 0 Card Services Net charge-offs $891 $892 $1,097 ($206) NCO rate3 2.85% 2.86% 3.50% (65)bps Allowance for loan losses $3,795 $4,097 $5,501 ($1,706) LLR/annualized NCOs2 106% 115% 125% 1 1 19 1

A P P E N D I X Firmwide – Coverage ratios  $16.3B of loan loss reserves at December 31, 2013, down ~$5.7B from $21.9B in the prior year, reflecting improved portfolio credit quality  Loan loss coverage ratio of 1.80%1 1 See note 3 on slide 23 2 NPLs at 4Q13, 3Q13, 2Q13, 1Q13, 4Q12 and 3Q12 include $2.0B, $1.9B, $1.9B, $1.9B, $1.8B and $1.7B, respectively, in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower, regardless of their delinquency status to be reported as nonaccrual loans. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status, as permitted by regulatory guidance 27,609 25,871 23,791 22,824 21,936 20,780 19,384 17,571 16,264 9,810 10,391 9,874 11,124 10,609 10,296 9,578 9,027 8,317 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 0% 100% 200% 300% 400% 500% $mm Loan loss reserve Nonperforming retained loans Loan loss reserve/Total loans1 Loan loss reserve/NPLs1 2 2 2 2 2 4Q13 3Q13 4Q12 Consumer, ex. credit card LLR/Total loans 1.83% 1.92% 2.83% LLR/NPLs2 57 56 72 Credit Card LLR/Total loans 2.98% 3.31% 4.30% Wholesale LLR/Total loans 1.30% 1.30% 1.35% LLR/NPLs 489 424 289 Firmwide LLR/Total loans 1.80% 1.89% 2.43% LLR /NPLs (ex. credit card)2 100 94 101 LLR /NPLs2 146 140 153 20 JPM credit summary 2

Corporate & Investment Bank – Key metrics & leadership positions

Corporate & Investment Bank

($B)	FY2013	FY2012	FY2011	FY2010
International revenue	$16.5	$16.3	$17.1	$15.7
International deposits (Avg)[1]	213.5	189.6	180.1	146.4
International loans (EOP)	59.9	67.7	67.0	45.3
Gross CIB revenue from CB	4.1	4.0	3.7	4.0

Banking

Global IB fees (Dealogic)	#1	#1	#1	#1
TS firmwide revenue[2]	$6.9	$6.9	$6.4	$6.6
Combined Fedwire/CHIPS volume	#1	#1	#1	#1
International electronic funds transfer volume (mm)[3]	325.5	304.8	250.5	232.5

Markets & Investor Services

International AUC ($T, EOP)	$9.2	$8.3	$7.1	$6.3
All-America Institutional Investor research rankings	#1	#1	#1	#1

Comments

Corporate & Investment Bank

- 48% of revenue is international for FY2013
- International deposits increased 46% from FY2010 driven by growth across regions
- International loans up 32% from FY2010

Banking

- Improved ranking to #2 in Global Equity & Equity-related in FY2013 from #4 in FY2012
- #1 in combined Fedwire and CHIPS volume[4]
- FY2013 total international electronic funds transfer volume up 40% from FY2010

Markets & Investor Services

- #1 Fixed income markets revenue share of top 10 investment banks[5]
- International AUC up 46% from FY2010; represents 45% of FY2013 total AUC
- JPM ranked #1 for FY2013/12/11/10 for both All-America Fixed Income Research and Equity Research

Note: Rankings included as available
[1] International client deposits and other third party liabilities
[2] Includes TS product revenue reported in other LOBs related to customers who are also customers of those LOBs
[3] International electronic funds transfer represents volume over the period and includes non-U.S. dollar Automated Clearing House ("ACH") and clearing volume
[4] 3Q13 volume; per Federal Reserve, 2002-2013
[5] YTD 3Q13 rank of JPM Fixed Income Markets revenue of 10 leading competitors based on reported information, excluding DVA

APPENDIX

21

JPMorgan Chase & Co.

IB League Tables

League table results

	FY2013 Rank	FY2013 Share	FY2012 Rank	FY2012 Share
Based on fees:				
Global IB fees[1]	**1**	**8.6%**	**1**	**7.5%**
Based on volumes:				
Global Debt, Equity & Equity-related	**1**	**7.3%**	**1**	**7.2%**
US Debt, Equity & Equity-related	1	11.8%	1	11.5%
Global Long-term Debt[2]	**1**	**7.2%**	**1**	**7.1%**
US Long-term Debt	1	11.7%	1	11.6%
Global Equity & Equity-related[3]	**2**	**8.2%**	**4**	**7.8%**
US Equity & Equity-related	2	12.1%	5	10.4%
Global M&A Announced[4]	**2**	**23.0%**	**2**	**19.9%**
US M&A Announced	1	36.1%	2	24.3%
Global Loan Syndications	**1**	**10.0%**	**1**	**9.5%**
US Loan Syndications	1	17.5%	1	17.6%

Source: Dealogic. Global Investment Banking fees reflects ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint

[1] Global Investment Banking fees rankings exclude money market, short-term debt and shelf deals

[2] Long-term debt rankings include investment-grade, high-yield, supranational, sovereigns, agencies, covered bonds, asset-backed securities ("ABS") and mortgage-backed securities ("MBS"); and exclude money market, short-term debt, and U.S. municipal securities

[3] Global Equity and equity-related ranking includes rights offerings and Chinese A-Shares

[4] Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking

- For FY2013, JPM ranked:
  - #1 in Global IB fees
  - #1 in Global Debt, Equity & Equity-related
  - #1 in Global Long-term Debt
  - #2 in Global Equity & Equity-related
  - #2 in Global M&A Announced
  - #1 in Global Loan Syndications

APPENDIX

22

JPMorgan Chase & Co.

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s consolidated results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total consolidated net revenue for the Firm (and total net revenue for each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on consolidated net income/(loss) as reported by the Firm or net income/(loss) as reported by the lines of business. 2. Adjusted expense excludes Corporate legal expense and expense related to disclosed foreclosure-related matters of $10.5B and $4.6B in 2013 and 2012, respectively. These measures should be viewed in addition to, and not as a substitute for, the Firm’s reported results. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance. 3. The ratio of the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-offs and net charge-off rates exclude the impact of PCI loans. 4. Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”), tangible book value per share (“TBVS”), Tier 1 common under Basel I and III rules, and the supplementary leverage ratio (“SLR”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s earnings as a percentage of average TCE. TBVS represents the Firm’s tangible common equity divided by period-end common shares. Tier 1 common under Basel I and III rules, and SLR are used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position and liquidity. TCE, ROTCE, and TBVS are meaningful to the Firm, as well as analysts and investors, in assessing the Firm’s use of equity. For additional information on Tier 1 common under Basel I and III, see Regulatory capital on pages 117-119 of JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2012, and on pages 61–65 of the Firm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. All of the aforementioned measures are useful to the Firm, as well as analysts and investors, in facilitating comparisons of the Firm with competitors. 5. In Consumer & Community Banking, supplemental information is provided for Card Services to enable comparability with prior periods. The change in net income is presented excluding the change in the allowance, which assumes a tax rate of 38%. The net charge-off rate and 30+ day delinquency rate presented include loans held-for-sale. 6. In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core net interest income data presented are non-GAAP financial measures due to the exclusion of CIB’s market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. 7. CIB provides several non-GAAP financial measures which exclude the impact of FVA (effective 4Q13) and DVA. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio of the allowance for loan losses to period-end loans is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits, to provide a more meaningful assessment of CIB’s allowance coverage ratio. 8. Pro forma Mortgage Banking results exclude the following for 4Q13: non-MBS related legal expense and compensatory fee expense related to loans previously contemplated in the repurchase reserve of $0.4B; for 3Q13: foreclosure-related matters of $0.2B; and 4Q12: Independent Foreclosure Review settlement and non-MBS related legal expense of $0.9B. Additional notes on financial measures 9. Headcount-related expense includes salary and benefits (excluding performance-based incentives), and other noncompensation costs related to employees. 10. Pretax margin represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of Asset Management against the performance of its respective peers. Notes 23 F I N A N C I A L R E S U L T S

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 24 F I N A N C I A L R E S U L T S